WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS




                                        March 25, 2002


Mr. Paul  Lovito, CEO
Raptor Investments, Inc.
2855 N. University Drive, Suite 320
Coral Springs, FL  33065

Please be advised that we are unable to provide our opinion on the financial statements of Raptor Investments, Inc. as of December 31, 2001 and for the year then ended because we are awaiting responses for certain independent confirmations. We expect to receive such information shortly.

                                        Very truly yours,


                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants

Town Executive Center                             1875 Century Park East
6100 Glades Road, Suite 314                       Suite 600
Boca Raton, Florida 33434                         Los Angeles, California 90067
Telephone (561) 487-5765                          Telephone (310) 407-5450
Facsimile: (561) 487-5766                         Facsimile:  (310) 407-5451

            Email: weinaccrg@aol.com - Website: www.epaweinberg.com American Institute of CPA's/Division for CPA fIrms SEC Practice Section